Exhibit 10.1

AMENDMENT

This Amendment (the Amendment) is made as of 24. December 2021 (the Amendment Effective Date) between

Siegfried Evionnaz SA

Route du Simplon 1, 36, 1902 Evionnaz, Switzerland

(Siegfried)

and, on the other hand

ITI Limited

Clarendon House, 2 Church Street, PO Box HM 666, Hamilton, HM CX, Bermuda

(ITI)

to the Supply Agreement between Siegfried and ITI dated January 4, 2017 (the Agreement)

The Parties hereby agree as follows:

1.	A new section 10.5 shall be added to the end of Section of the Agreement:

“Notwithstanding the foregoing, after the expiry of the initial term set forth in Section 10.1 of the agreement, the Parties agree to mutually extend the term of this Agreement for an additional period of one (1) year. This Agreement shall therefore automatically expire on January 4, 2023 and shall not automatically be renewed.”

2.	All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.	This Amendment shall be governed by and construed in accordance with the laws set forth in the Agreement and shall be signed electronically via DocuSign.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective authorized representatives, effective as of the Amendment Effective Date.

Siegfried Evionnaz SA		ITI Limited

/s/ Signer Marcel		/s/ Allen Fienberg
Name:	Signer Marcel	Name:	Allen Fienberg
Title:	Site Manager	Title:	VP Business Development
Date:	December 24, 2021	Date:	December 23, 2021

/s/ Luca Parlanti		/s/ Larry Hineline
Name:	Luca Parlanti	Name:	Larry Hineline
Title:	Head of Exclusive Sales DS	Title:	CFO
Date:	December 24, 2021	Date:	December 23, 2021